Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 24, 2013 by and between Acceleron Pharma Inc., a Delaware corporation (the “Corporation”) and Celgene Corporation, a Delaware corporation (“Celgene”).

WHEREAS, pursuant to the terms of that certain Series C-1 Convertible Preferred Stock Purchase Agreement by and between the Corporation and Celgene, dated as of February 20, 2008, Celgene agreed to purchase a certain number of shares of the Corporation’s Common Stock, $.001 par value per share (the “Common Stock”), upon the consummation of the Corporation’s first underwritten public offering of its Common Stock (the “IPO”) at a purchase price equal to the price per share of Common Stock sold to the public in the IPO (the “IPO Price”) (such IPO closing time and IPO Price as set forth on the cover of the final prospectus filed with the Securities and Exchange Commission).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

SECTION 1.                            Purchase and Sale of the Common Stock.  Subject to the terms and conditions of this Agreement, at the Closing, the Corporation agrees to issue and sell to Celgene the number of shares of Common Stock determined by dividing the Purchase Amount by the IPO Price and rounding to the nearest whole share (the “Celgene Shares”).  Celgene agrees to purchase from the Corporation at the Closing the Celgene Shares for an aggregate purchase price to be determined by multiplying the total number of Celgene Shares, as determined pursuant to the previous sentence, by the IPO Price. As used in this Section 1, the “Purchase Amount” shall be equal to (i) $10,000,000, if the gross proceeds to the Corporation in the IPO is $50,000,000 or greater; or (ii) twenty percent (20%) of the gross proceeds to the Corporation in the IPO, if such gross proceeds are less than $50,000,000 but greater than or equal to $35,000,000.

SECTION 2.                            Closing.  The closing of the sale and purchase of the Celgene Shares (the “Closing”) shall take place concurrently with the closing of the IPO at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts, or at such other location as may be agreed upon by the Corporation and Celgene, after the satisfaction or waiver of each of the conditions set forth in Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions).  At the Closing, the Corporation shall issue and deliver to Celgene a certificate for shares of Common Stock, registered in the name of Celgene, in the amount representing the number of Celgene Shares, as determined pursuant to Section 1, against payment by Celgene to the Corporation of the aggregate purchase price therefor, as determined pursuant to Section 1, in the form of (a) a certified or bank check payable to the order of the Corporation, (b) a wire transfer to a bank account designated by the Corporation or (c) a combination of (a) and (b).

SECTION 3.                            Representations and Warranties of the Corporation. The Corporation represents and warrants to Celgene as follows:

3.1                               Organization.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement.  The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities business or prospects of the Corporation.

3.2                               Capitalization.  Following the conversion of all previously outstanding shares of Preferred Stock of the Corporation into shares of Common Stock of the Corporation and immediately prior to the Closing, the entire authorized capital stock of the Corporation consists of (a) 175,000,000 shares of Common Stock, of which (i) 21,055,604 shares have been issued and are outstanding, fully paid and nonassessable; (ii) no shares are held as treasury shares; (iii) 5,452,965 have been reserved for issuance upon exercise of options granted or to be granted under stock purchase, stock option or other equity incentive plans of the Corporation; (iv) 1,011,590 shares have been reserved for issuance upon exercise of outstanding warrants; and (v) the number of shares determined in accordance with Section 1 are being issued at the Closing and immediately thereafter will be issued and outstanding, fully paid and nonassessable and will be held by Celgene and (b) 25,000,000 shares of Preferred Stock, no shares of which have been issued and are outstanding.

3.3                               Authorization of this Agreement.  The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action.  The Corporation has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).  The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Celgene Shares, and compliance with the provisions hereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation, the Certificate of Incorporation or Bylaws of the Corporation, or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court naming the Corporation, or administrative agency or other governmental body.

3.4                               Authorization of the Celgene Shares.  The issuance, sale and delivery hereunder by the Corporation of the Celgene Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Celgene Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

3.5                               No Governmental Consent or Approval Required.  No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Celgene Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.6                               Registration Statement. The Registration Statement and any prospectus contained therein will not, as of the filing date of such Registration Statement and the date of the prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. “Registration Statement” means the registration statement on Form S-1 (File No. 333-190417), including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.

3.7                               Non-Contravention. The Corporation is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Corporation, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations.

SECTION 4.                            Representations and Warranties of Celgene.  Celgene represents and warrants to the Corporation as follows:

4.1                               Purchase for Investment.  Celgene is acquiring the Celgene Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

4.2                               Unregistered Securities; Legend.  Celgene understands that the Celgene Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Celgene Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Celgene Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued.  Celgene further understands that such exemption depends upon, among other things, the bona fide nature of Celgene’s investment intent expressed herein.

4.3                               Status of Investor.  Celgene has not been formed for the specific purpose of acquiring the Celgene Shares pursuant to this Agreement.  Celgene understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that Celgene is an “accredited investor” for purposes of acquiring the Celgene Shares purchasable by it hereunder.

4.4                               Knowledge and Experience; Economic Risk.  Celgene has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction.  Celgene is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5                               Access to Information.  Celgene acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with its purchase of the Celgene Shares purchasable by it hereunder.

4.6                               Rule 144.  Celgene understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Celgene) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, and that such exemption is not currently available.

4.7                               Place of Business.  Celgene has listed its principal place of business or registered address under its name on the signature page hereto.

4.8                               Authorization of this Agreement.  Celgene has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Celgene, enforceable against Celgene in accordance with their terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

SECTION 5.                            Conditions Precedent to Closing by Celgene.  The obligation of Celgene to purchase and pay for the Celgene Shares at the Closing is subject to satisfaction (or waiver by Celgene) of the following conditions precedent at or before the Closing:

5.1                               Representations and Warranties Correct.  The representations and warranties made by the Corporation in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects at the time of the Closing with the same force and effect as if they had been made at and as of the time of the Closing.

5.2                               Closing of IPO.  The IPO shall have closed and the IPO results in gross proceeds to the Corporation of not less than $35,000,000 (prior to underwriters’ discounts and commissions) and excluding the proceeds due to the Corporation under this Agreement.

5.3                               Qualifications; HSR Clearance. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Celgene Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. If applicable, all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and other applicable antitrust law relating to the transaction contemplated hereby will have expired or terminated early.

SECTION 6.                            Conditions Precedent to Closing by the Corporation.  The obligation of the Corporation to issue and sell the Celgene Shares being sold to Celgene at the Closing is subject to satisfaction (or the waiver by the Corporation) of the following conditions precedent at or before the Closing:

6.1                               Representations and Warranties.  The representations and warranties made in Section 4 hereof by Celgene shall be true and correct when made, and shall be true and correct in all material respects at the time of the Closing with the same force and effect as if they had been made at and as of the time of the Closing.

6.2                               Tender of Payment.  At the Closing, Celgene shall have tendered payment for the Celgene Shares being sold at the Closing.

6.3                               HSR Clearance.  If applicable, all waiting periods under the HSR Act and other applicable antitrust law relating to the transactions contemplated hereby will have expired or terminated early.

SECTION 7.                            Fees; Brokers.

7.1                               Fees and Expenses.  Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

7.2                               Brokers.  The Corporation represents and warrants to Celgene that (a) neither the Corporation nor any of its officers, directors, employees or stockholders, has employed any broker or finder in connection with the transactions contemplated by this Agreement, and (b) no person or entity will have, as a result of the transactions contemplated by this Agreement, any right to, interest in, or claim against or upon the Corporation or Celgene for, any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or any agent of the Corporation.

SECTION 8.                            Remedies.  In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, Celgene may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

SECTION 9.                            Indemnification; Limitations on Liability.  The Corporation shall indemnify, defend and hold Celgene harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation in this Agreement had been true and correct when made and at the time of the Closing and (b) all of the covenants and agreements of the Corporation in this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Corporation to Celgene under this Section 9 shall not exceed the aggregate purchase price of the Celgene Shares.

SECTION 10.                     Survival of Representations, Warranties and Agreements.  The covenants, representations and warranties of the parties contained herein shall survive any Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

SECTION 11.                     Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Celgene Shares transferred to such holder by Celgene or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

SECTION 12.                     Entire Agreement; Effect on Prior Documents.  This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the financing transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

SECTION 13.                     Notices.  All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)                                 if to the Corporation, to:

Acceleron Pharma Inc.

128 Sidney Street

Cambridge, MA 02139

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02119-3600

Attn: Marc Rubenstein

Fax: (617) 951-7050

(b)                                 if to Celgene, to:

Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Attn: Alliance Management

with a copy to:

Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Attn: Legal Department

Facsimile: (908) 673-2771

SECTION 14.                     Amendments; Waivers.  This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and Celgene.

SECTION 15.                     Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

SECTION 16.                     Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 17.                     Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 18.                     Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

SECTION 19.                     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

ACCELERON PHARMA INC.

By:	/s/ John L. Knopf, Ph.D.
Name: John L. Knopf, Ph.D.
Title: Chief Executive Officer

CELGENE CORPORATION

By:	/s/ Perry Karsen
	Name:	Perry Karsen
	Title:	Chief Operations Officer

Address:	86 Morris Avenue
Summit, New Jersey 07901

Signature Page to Common Stock Purchase Agreement